                                                                     EXHIBIT 4.5

                          FIFTH ARTICLES OF AMENDMENT
                                      OF
                         RESTATED DECLARATION OF TRUST
                                      OF
                        SECURITY CAPITAL PACIFIC TRUST


     The undersigned, being all the Trustees of Security Capital Pacific Trust, a Maryland real estate investment trust (the "Trust"), do hereby certify
                                              -----
pursuant to the provisions of Article 6, Section 2 of the Trust's Restated Declaration of Trust, dated as of June 18, 1991, as amended and supplemented (the "Declaration of Trust"), and Section 8-501 of the Corporations and
      --------------------
Associations Article of the Annotated Code of Maryland, that the Board of Trustees of the Trust has adopted a resolution declaring this amendment to the Declaration of Trust as hereinafter set forth to be advisable and that the shareholders of the Trust have approved such amendment by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

     Therefore, the Declaration of Trust is hereby amended by adding the following new Article 9:

                       ARTICLE 9.  HOMESTEAD TRANSACTION

          Notwithstanding anything to the contrary contained herein, including, without limitation, the provisions of Article 1 and Article 4 of this Declaration of Trust, the Trust shall be authorized to perform all of its obligations and exercise all of its rights under the terms of that certain Merger and Distribution Agreement, dated as of May 21, 1996 (as such agreement may be amended or supplemented from time to time, the "Merger Agreement"), among the Trust, Security Capital Atlantic Incorporated, Security Capital Group Incorporated and Homestead Village Properties Incorporated and each of the other agreements and transactions contemplated thereby, including, without limitation, the following agreements (as each of such agreements are defined in the Merger Agreement) and the transactions contemplated by such agreements: (i) Articles of Merger; (ii) Warrant Purchase Agreement; (iii) one or more Funding Commitment Agreements (including, without limitation, any notes and mortgages or deeds of trust in connection therewith); (iv) Investor and Registration Rights Agreement; (v) Protection of Business Agreement; and (vi) Distribution Agency Agreement.

     Each undersigned Trustee acknowledges these Fifth Articles of Amendment to be the act of the Trust and, as to all other matters or facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the undersigned have executed these Fifth Articles of Amendment as of this 16th day of October, 1996.


                                         /s/ C. Ronald Blankenship
                                        ---------------------------------------
                                        C. Ronald Blankenship


                                         /s/ James A. Cardwell
                                        ---------------------------------------
                                        James A. Cardwell


                                         /s/ John T. Kelley, III
                                        ---------------------------------------
                                        John T. Kelley, III


                                         /s/ Calvin K. Kessler
                                        ---------------------------------------
                                        Calvin K. Kessler


                                         /s/ William G. Myers
                                        ---------------------------------------
                                        William G. Myers


                                         /s/ James H. Polk, III
                                        ---------------------------------------
                                        James H. Polk, III


                                         /s/ John C. Schweitzer
                                        ---------------------------------------
                                        John C. Schweitzer

                                      S-1